Exhibit 10.2
EXECUTION VERSION
REAFFIRMATION AGREEMENT
REAFFIRMATION AGREEMENT, dated as of March 31, 2020 (this “Agreement”), by and among CyrusOne Inc., a Maryland corporation (“REIT”) and CyrusOne GP, a Maryland statutory trust (the “General Partner”, and, together with REIT, the “Reaffirming Parties”) and JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders under the Amended Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrower entered into that certain Credit Agreement, dated as of March 29, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among CyrusOne LP, a Maryland limited partnership (the “Borrower”), the lending institutions from time to time parties thereto as lenders and the Administrative Agent;
WHEREAS, the Reaffirming Parties and the Collateral Agent entered into that certain Guarantee, dated as of March 29, 2018 (the “Guarantee”);
WHEREAS, the Borrower, the Administrative Agent and the lenders party thereto, shall enter into that certain Amendment to Credit Agreement, dated as of March 31, 2020, (the “Amendment”), which shall, substantially contemporaneously herewith, amend the Existing Credit Agreement (as so amended, the “Amended Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement);
WHEREAS, pursuant to the Guarantee, each Reaffirming Party has guaranteed, for the benefit of the Credit Parties, the Obligations; and
WHEREAS, the Reaffirming Parties expect to realize, or have realized, substantial direct and indirect benefits as a result of the Amendment and the Amended Credit Agreement becoming effective and the consummation of the transactions contemplated thereby.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.  Reaffirmation, etc. Each of the Reaffirming Parties hereby:
(a)    acknowledges its receipt of a copy of this Agreement, the Amendment, the Amended Credit Agreement and the Guarantee and its review of the terms and conditions thereof and consents to the terms and conditions of this Agreement, the Amendment, the Amended Credit Agreement and the Guarantee and the transactions contemplated thereby; and
(b)    agrees that, notwithstanding the effectiveness of this Agreement, the Amendment and the Amended Credit Agreement and the consummation of the transactions contemplated thereby, (i) the Guarantee shall continue to be in full force and effect and (ii) all guarantees and other commitments thereunder shall continue to be in full force and effect and shall continue to accrue to the benefit of the Credit Parties.

SECTION 2.      Loan Document. This Agreement is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
SECTION 3.      Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 4.      No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Amendment or the Amended Credit Agreement shall extinguish the obligations outstanding under the Guarantee or the other Loan Documents. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Guarantee or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Nothing implied in this Agreement, the Amendment, the Amended Credit Agreement, the Guarantee, the other Loan Documents or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of the Borrower or any other Credit Party from any of its respective obligations and liabilities as a “Borrower,” “Guarantor,” or “Credit Party” under the Amendment, the Amended Credit Agreement, the Guarantee or any other Loan Document. Each of the Amended Credit Agreement and the Guarantee shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.
SECTION 5.      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6.      Headings. The headings of this Agreement are used for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
CYRUSONE INC.
By:    /s/ Diane M. Morefield
    Name:    Diane M. Morefield
    Title:    EVP & Chief Financial Officer

CYRUSONE GP
By:    /s/ Diane M. Morefield
    Name:    Diane M. Morefield
    Title:    EVP & Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By:    /s/ Kristen Wells
    Name:    Kristen Wells
    Title:    Vice President